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                                                                    EXHIBIT 32.1

                       CERTIFICATE PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

William F. Garrett, the President and Chief Executive Officer of Delta Woodside Industries, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

      1. The Quarterly Report on Form 10-Q for the quarter ended October 1, 2005 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certification except as required by law.

Date November 15, 2005                     By: /s/ William F. Garrett
                                           ------------------------------------
                                           William F. Garrett
                                           President & Chief Executive Officer

A signed copy of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.